UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2007

Stonepath Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16105 (Commission File Number)	65-0867684 (IRS Employer Identification No.)

87 Wall Street Seattle, Washington (Address of Principal Executive Offices)	98121 (Zip Code)

Registrant’s telephone number, including area code: (206) 336-5400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 18, 2007, Stonepath Group, Inc., a Delaware corporation (“Stonepath”), received a notice (the “Notice”) from the American Stock Exchange LLC (the “Exchange”) that by failing to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, Stonepath has failed to satisfy standards for continued listing of Stonepath’s securities on the Exchange under Sections 134 and 1101 of the Amex Company Guide.

On April 19, 2007, Stonepath advised representatives of the Exchange that it continues to be unable to file its Form 10-K because its current financial condition has not allowed for the engagement of its auditors to perform an audit on its 2006 financial statements. At the time of this filing, Stonepath has not determined any other action or response to take in response to the Notice. Stonepath’s current directors and management continue to evaluate strategic alternatives, including further restructuring of its obligations, sales of key businesses and working with its primary lender in the U.S., Mass Financial Corp., to provide liquidity to support Stonepath during this evaluation period. Because these evaluation efforts are ongoing, management presently cannot predict whether or not a Form 10-K will be filed, or if filed when that filing would occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STONEPATH GROUP, INC.
Date: April 24, 2007	By:	/s/ Martin Müller-Römheld
		Name:	Martin Müller-Römheld
		Title:	Chief Executive Officer